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Proxy Information

This proxy material concerns the following T. Rowe Price Portfolios

Limited-Term Bond Portfolio
Prime Reserve Portfolio

Dear T. Rowe Price No-Load Variable Annuity Contract Holder:

You are cordially invited to attend the Annual Meeting of Shareholders of the T. Rowe Price Fixed Income Funds on Thursday, October 15, 1998. Several important issues affecting your funds will be on the agenda, and we ask you to read the enclosed information carefully and register your vote.

The T. Rowe Price Limited-Term Bond Portfolio and T. Rowe Price Prime Reserve Portfolio are holding shareholder meetings in 1998 to elect directors and to ratify the selection of independent accountants. As a contract holder of the T. Rowe Price No-Load Variable Annuity, you are entitled to vote on matters affecting your investment in the portfolios.

The proposals for you to vote on are the same as for many of the T. Rowe Price mutual funds, so we have combined our discussion into a single proxy statement to reduce fund expenses. If you own more than one fund or portfolio, the combined proxy will also save you the time of reading more than one document. Please note, however, that if you own more than one fund, you must vote on a separate card for each fund.

We realize that it may be difficult for you to attend the meeting and vote your shares in person. However, WE DO NEED YOUR VOTE. By voting promptly, you help the portfolios avoid the expense of additional mailings. If you later decide to attend the meeting, you may revoke your proxy and vote your shares in person if you wish.

If you would like additional information concerning the matters proposed for action at the meeting, please call 1-800-469-5304. Remember, this is your opportunity to voice your opinion on matters affecting the portfolios. YOUR PARTICIPATION IS EXTREMELY IMPORTANT.

Sincerely,
/s/James S. Riepe
James S. Riepe

Vice Chairman of the Board
T. Rowe Price Associates, Inc.

Invest With Confidence
T. Rowe Price
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                        MANAGEMENT INFORMATION SERVICES
                      PROPOSED SCRIPT FOR TELEPHONE VOTING
                      T. ROWE PRICE - OCTOBER 15 MEETINGS

OPENING

WHEN CONNECTED TO THE TOLL-FREE NUMBER, SHAREHOLDER WILL HEAR:

"Welcome. Please enter the control number located beneath the toll-free telephone number on the upper portion of your proxy card."

WHEN SHAREHOLDER ENTERS THE CONTROL NUMBER, HE/SHE WILL HEAR:

"Please enter the last four digits of your tax ID number."

WHEN SHAREHOLDER ENTERS THE LAST FOUR DIGITS OF HIS/HER TAX ID NUMBER, HE/SHE WILL HEAR:

"To vote as your T. Rowe Price Fund's Board recommends on all proposals, press 1 now. To vote on each proposal separately, press 0 now."


OPTION 1: VOTING ALL PROPOSALS AS MANAGEMENT RECOMMENDS

IF SHAREHOLDER ELECTS TO VOTE AS MANAGEMENT RECOMMENDS ON ALL PROPOSALS, HE/SHE WILL HEAR:

"You have voted as the Board recommended. If this is correct, press 1. If incorrect, press 0."

IF SHAREHOLDER PRESSES 1, HE/SHE WILL HEAR:

"If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

IF SHAREHOLDER PRESSES 0 TO INDICATE AN INCORRECT VOTE, HE/SHE WILL HEAR:

"Your votes have been canceled. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

IF SHAREHOLDER ELECTS TO VOTE ANOTHER PROXY, HE/SHE IS RETURNED TO THE "PLEASE ENTER THE CONTROL NUMBER" SPEECH (ABOVE). IF SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR:

"Thank you for voting."

CALL IS TERMINATED.





OPTION 2: VOTING EACH PROPOSAL SEPARATELY

IF SHAREHOLDER ELECTS TO VOTE ON EACH PROPOSAL SEPARATELY, HE/SHE WILL HEAR:

"Proposal 1: To vote FOR all nominees, press 1. To WITHHOLD from all nominees, press 9. To WITHHOLD from an individual nominee, press 0. Make your selection now."

IF THE SHAREHOLDER VOTES FOR ALL NOMINEES OR WITHHOLDS FROM ALL NOMINEES, THE SCRIPT MOVES TO PROPOSAL 2. IF THE SHAREHOLDER ELECTS TO WITHHOLD FROM A SPECIFIC NOMINEE, HE/SHE WILL HEAR:

"Enter the two digit number that appears next to the nominee you DO NOT wish to vote for."

AND THEN,

"Press 1 to withhold from another nominee or Press 0 if you have completed voting for Directors."

WHEN THE SHAREHOLDER HAS FINISHED VOTING FOR DIRECTORS, HE/SHE WILL HEAR:

"Proposal 2:    To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

THIS WILL BE FOLLOWED IN THE SAME MANNER FOR PROPOSALS 3 AND 4. NOTE: IF THE SHAREHOLDER IS IN A FUND TO WHICH EITHER OR BOTH PROPOSALS DO NOT APPLY, HE/SHE WILL HEAR:

"Not applicable. Your fund is not seeking a vote for this proposal."

WHEN THE SHAREHOLDER HAS FINISHED VOTING, HE/SHE WILL HEAR:

"Your votes have been cast as follows: Proposal 1: (VOTE IS GIVEN), Proposal 2 (VOTE IS GIVEN) Proposal 3 (VOTE IS GIVEN ONLY IF PROPOSAL APPLIES TO THE FUND), Proposal 4 (VOTE IS GIVEN ONLY IF PROPOSAL APPLIES TO THE FUND). If this is correct, press 1. If incorrect, press 0."

IF THE SHAREHOLDER INDICATES THAT VOTE IS CORRECT, HE/SHE IS GIVEN THE OPPORTUNITY TO VOTE ANOTHER PROXY OR TERMINATE THE CALL. IF SHAREHOLDER DESIRES TO VOTE ANOTHER PROXY, HE/SHE IS RETURNED TO THE "PLEASE ENTER THE CONTROL NUMBER" SPEECH (ABOVE). IF SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR:

"Thank you for voting."

CALL IS TERMINATED.